Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington / Amy Glynn The Ruth Group 646-536-7023 scarrington@theruthgroup.com aglynn@theruthgroup.com

Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Third Quarter 2011 Results

Third Quarter Highlights:

-	FFO loss of $0.6 million, or $0.03 per diluted common share[1]
-	Net loss attributable to Arbor Realty Trust, Inc. of $2.4 million, or $0.10 per diluted common share
-	Originated eight new loans and investments totaling $34.3 million and generated $18.9 million in cash from runoff
-	Generated gains of $5.1 million from the retirement of CDO debt and $3.6 million from the monetization of an equity interest
-	Closed a two-year, $50 million warehouse facility
-	Adjusted book value per share $12.26, GAAP book value per share $7.89[1]
-	Recorded $11.5 million in loan loss reserves
-	Recorded $1.3 million in cash recoveries of previously recorded reserves

Uniondale, NY, November 4, 2011 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the third quarter ended September 30, 2011. Arbor reported net loss attributable to Arbor Realty Trust, Inc. for the quarter of $2.4 million, or $0.10 per diluted common share, compared to net loss attributable to Arbor Realty Trust, Inc. for the quarter ended September 30, 2010 of $1.4 million, or $0.06 per diluted common share. Net loss attributable to Arbor Realty Trust, Inc. for the nine months ended September 30, 2011 was $12.5 million, or $0.50 per diluted common share, compared to net income attributable to Arbor Realty Trust, Inc. for the nine months ended September 30, 2010 of $154.1 million, or $6.03 per diluted common share. Funds from operations (“FFO”) for the quarter ended September 30, 2011 was a loss of $0.6 million, or $0.03 per diluted common share, compared to a loss of $1.2 million, or $0.05 per diluted common share for the quarter ended September 30, 2010. FFO for the nine months ended September 30, 2011 was a loss of $8.4 million, or $0.33 per diluted common share, compared to FFO income for the nine months ended September 30, 2010 of $154.4 million, or $6.04 per diluted common share.1

Arbor Realty Trust Reports Third Quarter 2011 Results
November 4, 2011

The balance of the Company’s loan and investment portfolio, excluding loan loss reserves, at September 30, 2011 remained relatively unchanged compared to June 30, 2011 at approximately $1.6 billion. The average balance of the Company’s loan and investment portfolio during the third quarter of 2011, excluding loan loss reserves, was $1.6 billion and the average yield on these assets for the quarter was 4.61%, compared to $1.6 billion and 4.64% for the second quarter of 2011. Excluding the effect of a non-recurring prepayment fee received on one of our loans during the second quarter, the average yield was 4.54% for the second quarter, compared to 4.61% for the third quarter.

The balance of debt that finances the Company’s loan and investment portfolio at September 30, 2011 remained relatively unchanged compared to June 30, 2011 at approximately $1.3 billion. The average balance of debt that finances the Company’s loan and investment portfolio was also approximately $1.3 billion for both the second and third quarters. During the second quarter, the Company monetized a portion of one of its loans in the form of a non-recourse participation interest at a discount. This discounted participation was recorded as debt resulting in a $3.2 million non-cash recovery of a previously recorded reserve and a corresponding non-cash charge of $3.2 million of additional interest expense representing amortization of the discount. Consequently, this transaction had no net impact on our statement of operations during the second quarter. Excluding the $3.2 million one-time, non-cash charge to interest expense, the average cost of borrowings for the second quarter was 3.87%, compared to 3.51% for the third quarter. In addition, the third quarter included a $0.4 million decrease in interest expense for a change in the market value of certain interest rate swaps, compared to a $0.3 million increase in interest expense in the second quarter. Excluding the effect of these swaps, the average cost of borrowings for the third quarter was 3.63%, compared to 3.79% for the second quarter.

Financing Activity

As of September 30, 2011, Arbor’s outstanding borrowings for its loan and investment portfolio totaled approximately $1.3 billion.

The Company is subject to various financial covenants and restrictions under the terms of the Company’s CDO vehicles, credit facilities, and repurchase agreements. The Company believes that it was in compliance with all financial covenants and restrictions as of September 30, 2011.

Arbor Realty Trust Reports Third Quarter 2011 Results
November 4, 2011

The Company’s CDO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. If the Company fails these covenants in any of its CDOs, all cash flows from the applicable CDO would be diverted to repay principal and interest on the outstanding CDO bonds and the Company would not receive any residual payments until that CDO regained compliance with such covenants. As of the most recent determination dates in October 2011, the Company was in compliance with all CDO covenants. In the event of a breach of the CDO covenants that could not be cured in the near-term, the Company would be required to fund its non-CDO expenses, including management fees and employee costs, distributions required to maintain REIT status, debt costs, and other expenses with (i) cash on hand, (ii) income from any CDO not in breach of a CDO covenant test, (iii) income from real property and loan assets, (iv) sale of assets, (v) or accessing the equity or debt capital markets, if available.

The chart below is a summary of the Company’s CDO compliance tests as of the most recent determination dates in October 2011:

Cash Flow Triggers	CDO I (3)	CDO II (3)	CDO III

Overcollateralization (1)

Current	207.53%	181.78%	108.47%

Limit	184.00%	169.50%	105.60%

Pass / Fail	Pass	Pass	Pass

Interest Coverage (2)

Current	290.91%	579.76%	548.96%

Limit	160.00%	147.30%	105.60%

Pass / Fail	Pass	Pass	Pass

 (1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO by the total principal balance of the bonds associated with the applicable ratio.  To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by      the Company.

(3) CDO I and CDO II have reached the end of their replenishment periods. As such, investor capital is repaid quarterly from proceeds received from loan repayments held as collateral in accordance with the terms of the respective CDO.

Arbor Realty Trust Reports Third Quarter 2011 Results
November 4, 2011

During the third quarter, the Company closed a two year, $50 million warehouse facility with a financial institution to finance first mortgage loans on multifamily properties. The facility has an interest rate of 275 basis points over LIBOR, a commitment fee, and warehousing and non-use fees. The facility also has a maximum advance rate of 75% and contains certain financial covenants and restrictions. As of September 30, 2011, outstanding borrowings under this facility totaled approximately $12 million and, as of November 3, 2011, outstanding borrowings totaled approximately $26 million.

Portfolio Activity

During the third quarter of 2011, Arbor originated six bridge loans totaling $29.7 million. In addition, Arbor purchased two residential mortgage-backed securities for a total of $4.6 million during the quarter. These securities had paydowns totaling $1.0 million during the quarter, reducing their combined face value to $3.6 million as of September 30, 2011.

During the quarter, six loans paid off with an unpaid principal balance of $25.9 million, of which $10.4 million was charged off against loan loss reserves related to five of these loans. In addition, two loans had paydowns totaling $4.1 million, of which $0.7 million was charged off against loan loss reserves related to one of these loans. Furthermore, four loans totaling approximately $88.0 million were either refinanced or modified with Arbor, of which one loan totaling $5.2 million was scheduled to repay during the quarter.

Additionally, nine loans totaling approximately $121 million were extended during the quarter, none of which were in accordance with their existing extension options.

At September 30, 2011, the loan and investment portfolio unpaid principal balance, excluding loan loss reserves, was approximately $1.6 billion, with a weighted average current interest pay rate of 4.40%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled approximately $1.3 billion, with a weighted average interest rate of 3.33% excluding financing costs, interest rate swap costs and changes in the market value of certain interest rate swaps.

As of September 30, 2011, Arbor’s loan portfolio consisted of 31% fixed-rate and 69% variable-rate loans.

During the third quarter of 2011, the Company recorded $11.5 million in loan loss reserves related to two loans with a carrying value of approximately $38.6 million, before loan loss reserves. The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. The Company recorded $1.3 million of net recoveries of previously recorded loan loss reserves related to four of the Company’s assets during the third quarter of 2011. These recoveries were recorded in provision for loan losses on the Consolidated Statement of Operations. The Company charged off $11.1 million of previously recorded loan loss reserves related to six loans during the third quarter. At September 30, 2011, the Company’s total loan loss reserves were approximately $170.4 million relating to 23 loans with an aggregate carrying value before loan loss reserves of approximately $291.9 million. The Company recognizes income on impaired loans on a cash basis to the extent it is received.

Arbor Realty Trust Reports Third Quarter 2011 Results
November 4, 2011

The Company had 10 non-performing loans with a carrying value of approximately $13.9 million, net of related loan loss reserves of $36.1 million as of September 30, 2011, compared to 10 non-performing loans with a carrying value of approximately $24.6 million, net of related loan loss reserves of $34.9 million as of June 30, 2011. Income recognition on non-performing loans has been suspended and will resume when the loans become contractually current and performance has recommenced.

The Company had an investment in an equity affiliate related to a property in New York City. During the third quarter of 2011, the property was sold and the Company recorded a gain in income from equity affiliates of $3.6 million.

The Company had an investment related to a hotel property that was recorded on its balance sheet as real estate owned at a fair value of $2.7 million, which was subsequently impaired by $0.8 million in the second quarter of 2011. During the third quarter of 2011, the Company entered into negotiations to sell the property to a third party at which time it was determined that the property met the held-for-sale requirements pursuant to accounting guidance. As a result, the Company reclassified this investment from real estate owned to real estate held-for-sale at a value of $1.9 million and reclassified property operating income and expenses and impairment loss for current and prior periods to discontinued operations in the Company’s Consolidated Financial Statements.

Stock Repurchase Program

On June 14, 2011, the Board of Directors authorized a stock repurchase plan that enables the Company to buy up to 1.5 million shares of its common stock. At management’s discretion, shares are acquired from time to time on the open market, through privately negotiated transactions or pursuant to a Rule 10b5-1 plan. A Rule 10b5-1 plan permits the Company to repurchase shares at times when it might otherwise be prevented from doing so. The program expires on December 15, 2011. As of September 30, 2011, the Company repurchased 725,988 shares of its common stock and, as of November 3, 2011, the Company repurchased 1.45 million shares.

Dividend

Under the restructured terms of the Company’s junior subordinated notes, annual dividends are limited to 100% of taxable income to common shareholders and are required to be paid in the form of the Company's common stock to the maximum extent permissible (currently 90%), with the balance payable in cash. The Company will be permitted to pay 100% of taxable income in cash if the Company pays the note holders the original rate of interest upon early termination of the restructuring agreement or at its expiration in April 2012. The Board of Directors has elected not to pay a common stock dividend for the quarter ended September 30, 2011.

Arbor Realty Trust Reports Third Quarter 2011 Results
November 4, 2011

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com/ in the investor relations area of the Website. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer™ software, downloadable free at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 730-5768 for domestic callers and (857) 350-1592 for international callers. Please use participant passcode 22438921.

After the live webcast, the call will remain available on the Company's Website, www.arborrealtytrust.com, through December 4, 2011. In addition, a telephonic replay of the call will be available until November 11, 2011. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode 49008831.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2010 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports Third Quarter 2011 Results
November 4, 2011

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 and 11 of this release.

1. See attached supplemental schedule of non-GAAP financial measures.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest income	$18,524,388	$24,878,523	$55,104,727	$74,963,895
Interest expense	11,407,229	15,209,936	40,240,929	49,474,664
Net interest income	7,117,159	9,668,587	14,863,798	25,489,231

Other revenues:
Property operating income	7,807,389	581,073	21,253,281	1,157,089
Other income	27,003	21,876	90,435	1,044,500
Total other revenues	7,834,392	602,949	21,343,716	2,201,589

Other expenses:
Employee compensation and benefits	2,323,734	1,853,626	6,697,221	5,754,048
Selling and administrative	2,292,628	1,985,471	5,074,246	5,513,868
Property operating expenses	7,290,519	672,196	17,625,837	1,390,266
Depreciation and amortization	1,790,745	247,056	4,102,328	366,768
Other-than-temporary impairment	-	-	-	7,004,800
Provision for loan losses (net of recoveries)	10,223,403	11,347,964	18,318,801	61,177,964
Loss on restructured loans	-	5,363,332	1,000,000	6,188,571
Management fee - related party	2,050,000	1,900,000	6,050,000	5,800,000
Total other expenses	25,971,029	23,369,645	58,868,433	93,196,285

Loss from continuing operations before gain on
extinguishment of debt, loss on sale of securities,
net, income (loss) from equity affiliates and
provision for income taxes	(11,019,478)	(13,098,109)	(22,660,919)	(65,505,465)
Gain on extinguishment of debt	5,100,462	11,790,000	7,919,662	229,321,130
Loss on sale of securities, net	-	-	-	(6,989,583)
Income (loss) from equity affiliates	3,717,323	25,588	3,766,134	(47,335)

(Loss) income before provision for income taxes	(2,201,693)	(1,282,521)	(10,975,123)	156,778,747

Provision for income taxes	-	-	-	(1,800,000)

(Loss) income from continuing operations	(2,201,693)	(1,282,521)	(10,975,123)	154,978,747

Loss on impairment of real estate held-for-sale	-	-	(750,000)	-
Loss on operations of real estate held-for-sale	(186,491)	(71,473)	(643,073)	(763,334)
Loss from discontinued operations	(186,491)	(71,473)	(1,393,073)	(763,334)

Net (loss) income	(2,388,184)	(1,353,994)	(12,368,196)	154,215,413

Net income attributable to noncontrolling interest	54,045	54,067	161,619	161,682

Net (loss) income attributable to Arbor Realty Trust, Inc.	$(2,442,229)	$(1,408,061)	$(12,529,815)	$154,053,731

Basic (loss) earnings per common share:
(Loss) income from continuing operations, net of
noncontrolling interest	$(0.09)	$(0.05)	$(0.44)	$6.08
Loss from discontinued operations	(0.01)	(0.01)	(0.06)	(0.03)
Net (loss) income attributable to Arbor Realty Trust, Inc.	$(0.10)	$(0.06)	$(0.50)	$6.05

Diluted (loss) earnings per common share:
(Loss) income from continuing operations, net of
noncontrolling interest	$(0.09)	$(0.05)	$(0.44)	$6.06
Loss from discontinued operations	(0.01)	(0.01)	(0.06)	(0.03)
Net (loss) income attributable to Arbor Realty Trust, Inc.	$(0.10)	$(0.06)	$(0.50)	$6.03

Dividends declared per common share	$-	$-	$-	$-

Weighted average number of shares
of common stock outstanding:

Basic	25,239,590	25,477,410	25,214,832	25,447,740

Diluted	25,239,590	25,477,410	25,214,832	25,558,270

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
	(Unaudited)
Assets:
Cash and cash equivalents	$59,352,275	$101,124,564
Restricted cash (includes $32,899,731 and $21,085,664 from consolidated VIEs, respectively)	34,781,481	21,085,664
Loans and investments, net (includes $1,152,174,495 and $1,301,435,584 from consolidated VIEs, respectively)	1,329,692,540	1,414,225,388
Available-for-sale securities, at fair value (includes $2,000,000 and $1,000,000 from consolidated VIEs, respectively)	4,276,368	3,298,418
Securities held-to-maturity, net	3,579,824	-
Investment in equity affiliates	60,069,451	65,838,885
Real estate owned, net (includes $83,099,540 and $2,707,479 from consolidated VIEs, respectively)	148,768,296	22,839,480
Real estate held-for-sale, net (includes $3,250,000 and $0 from consolidated VIEs, respectively)	43,385,946	41,440,000
Due from related party (includes $1,217 and $335,048 from consolidated VIEs, respectively)	576,533	335,048
Prepaid management fee - related party	19,047,949	19,047,949
Other assets (includes $11,230,574 and $13,645,594 from consolidated VIEs, respectively)	45,917,423	41,972,532
Total assets	$1,749,448,086	$1,731,207,928

Liabilities and Equity:
Repurchase agreements and credit facilities	$14,908,319	$990,997
Collateralized debt obligations (includes $1,012,766,005 and $1,070,852,555 from consolidated VIEs, respectively)	1,012,766,005	1,070,852,555
Junior subordinated notes to subsidiary trust issuing preferred securities	158,143,112	157,806,238
Notes payable	85,457,708	51,457,708
Mortgage notes payable – real estate owned	74,501,004	20,750,000
Mortgage note payable – held-for-sale	41,440,000	41,440,000
Due to related party	2,050,004	17,436,986
Due to borrowers (includes $769,229 and $1,155,095 from consolidated VIEs, respectively)	4,190,652	2,559,388
Deferred revenue	77,123,133	77,123,133
Other liabilities (includes $31,060,722 and $34,940,192 from consolidated VIEs, respectively)	81,197,998	84,375,680
Total liabilities	1,551,777,935	1,524,792,685

Commitments and contingencies	-	-

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 26,528,737 shares issued, 24,822,152 shares
outstanding at September 30, 2011 and 25,756,810 shares issued, 24,776,213 shares outstanding at December 31, 2010	265,287	257,568
Additional paid-in capital	455,139,695	450,686,382
Treasury stock, at cost - 1,706,585 shares at September 30, 2011 and 980,597 shares at December 31, 2010	(13,627,700)	(10,669,585)
Accumulated deficit	(193,230,327)	(180,689,667)
Accumulated other comprehensive loss	(52,810,939)	(55,169,317)
Total Arbor Realty Trust, Inc. stockholders’equity	195,736,016	204,415,381
Noncontrolling interest in consolidated entity	1,934,135	1,999,862
Total equity	197,670,151	206,415,243
Total liabilities and equity	$1,749,448,086	$1,731,207,928

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

September 30,
2011

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$195,736,016

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	50,609,699

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Stockholders' Equity	$304,420,899

Adjusted book value per share	$12.26

GAAP book value per share	$7.89

Common shares outstanding	24,822,152

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.

GAAP book value per share and adjusted book value per share calculations do not take into account any dilution from the potential exercise of the warrants issued to Wachovia as part of the 2009 debt restructuring.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net (loss) income attributable to Arbor Realty Trust, Inc., GAAP basis	$(2,442,229)	$(1,408,061)	$(12,529,815)	$154,053,731

Add:
Depreciation - real estate owned and held-for-sale (1)	1,800,461	167,983	4,130,960	377,837

Funds from operations ("FFO")	$(641,768)	$(1,240,078)	$(8,398,855)	$154,431,568

Diluted FFO per common share	$(0.03)	$(0.05)	$(0.33)	$6.04

Diluted weighted average shares outstanding	25,239,590	25,477,410	25,214,832	25,558,270

Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of real estate investment trusts (REITs). The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) attributable to Arbor Realty Trust, Inc. (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (losses) from sales of depreciated real properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company considers gains and losses on the sales of undepreciated real estate investments to be a normal part of its recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO. To date, the Company has not sold any previously depreciated operating properties, which would be excluded from the FFO calculation. Losses from discontinued operations are not excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions. Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.